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                                                                   EXHIBIT 23.2


            CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Evergreen Healthcare, Inc.:

We consent to incorporation by reference in: (a) the Registration Statements on Form S-3 (No. 33-65092, No. 33-75414 and No. 33-96244) of GranCare, Inc.
and in the related Prospectuses; and (b) the Registration Statements on Form S-8 (No. 33-94994, No. 33-94908, No. 33-82078, No. 33-47843 and No. 333-05041)
of our report dated August 17, 1995, with respect to the consolidated balance sheet of Evergreen Healthcare, Inc. and subsidiaries as of December 31, 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1994 and the six-month period ended December 31, 1993, and the related combined statements of operations, partners' equity and cash flows of Evergreen Healthcare LTD., L.P., Predecessor to Evergreen Healthcare, Inc., for the six month period ended June 30, 1993, which report is incorporated by reference in the Annual Report on Form 10-K/A of GranCare, Inc. for the year ended December 31, 1995 dated March 29, 1996.

                                          KPMG Peat Marwick LLP

Indianapolis, Indiana
December 20, 1996